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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                           the Securities Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                December 12, 2001

                         General Growth Properties, Inc.

             (Exact name of registrant as specified in its charter)


    Delaware                     1-11656                         42-1283895
    --------                     -------                         ----------
(State or other                (Commission                    (I.R.S. Employer
jurisdiction of                File Number)                    Identification
 incorporation)                                                    Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A

          (Former name or former address, if changed since last report)











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Item 5. Other Events.

     On December 12, 2001, General Growth Properties, Inc. (the "Company") and GGP Limited Partnership entered into an Underwriting Agreement with Lehman Brothers Inc. (the "Underwriter"), relating to the issuance and sale by the Company of 8,000,000 shares of its common stock for an aggregate purchase price of $300,000,000, or $37.50 per share. The Company has granted the Underwriter an option, exercisable for 30 days after December 12, 2001, to purchase up to 1,200,000 additional shares of common stock, solely to cover-allotments. If this option is exercised in full, the total proceeds to the Company will be $345,000,000, before deducting expenses payable by the Company, estimated to be approximately $500,000. The net proceeds to the Company from the offering, after deduction of expenses payable by the Company, are estimated to be approximately $299,500,000 ($344,500,000 if the Underwriter's overallotment option is exercised in full). The shares of common stock were registered under the Securities Act of 1933, as amended.

Item 7. Financial Statements and Exhibits.

     (a), (b) not applicable.

     (c)  Exhibits

     See Exhibit Index attached hereto and incorporated herein.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GENERAL GROWTH PROPERTIES, INC.

                         By:    /s/ Bernard Freibaum
                            ----------------------------------------------------
                                Bernard Freibaum
                                Executive Vice President and
                                Chief Financial Officer

Date:  December 18, 2001

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                                  EXHIBIT INDEX

Exhibit
Number    Name

1.1 Underwriting Agreement, dated December 12, 2001, among General Growth Properties, Inc., GGP Limited Partnership and Lehman Brothers Inc.

8.1       Tax Opinion of Neal, Gerber & Eisenberg, counsel for the Company.

23.1      Consent of Neal, Gerber & Eisenberg (included in Exhibit 8.1).